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Exhibit 12.1
Statements Re:Computation of Ratios

                                                  Three Months Ended
                                                       March 31,                          Years Ended December 31,
                                                 ---------------------  ---------------------------------------------------------
                                                    2003       2002       2002         2001       2000         1999        1998
                                                 ---------   ---------  ---------   ---------   ---------   ---------   ---------
                                                                            (In thousands, except ratios)

Earnings
  Add
    Pre-tax income from continuing operations
      before minority interest                      17,980         397     17,427      11,932      45,139      (4,006)     14,373
    Fixed charges                                      440         874      2,317       4,021       4,772       4,779       4,481
    Amortization of capitalized interest                 8          13         46          60          60         103         195
    Distributed income of equity investees              --          --         --          --          --          --          --
    Remington's share of pre-tax losses of
      equity investees                                  --          --         --          --          --          --          --
                                                 ---------   ---------  ---------   ---------   ---------   ---------   ---------
                                                    18,427       1,284     19,790      16,014      49,971         876      19,049
                                                 ---------   ---------  ---------   ---------   ---------   ---------   ---------

  Subtract
    Interest capitalized                                --          --         --          --          --          --          --
    Preference security dividends requirements
      of consolidated subsidiaries                      --          --         --          --          --          --          --
    Minority interest in pre-tax income of
      subsidiaries that have not incurred fixed
      charges                                           --          --         --          --          --          --          --

                                                 ---------   ---------  ---------   ---------   ---------   ---------   ---------
Earnings                                            18,427       1,284     19,790      16,014      49,971         876      19,049
                                                 =========   =========  =========   =========   =========   =========   =========

Fixed charges
  Interest expensed                                    336         782      1,917       3,657       4,227       3,800       4,048
  Interest capitalized                                  --          --         --          --          --          --          --
  Amortization of premiums, discounts and
    capitalized expenses related to indebtedness        64          47        228         172         334         752         254
  Estimated interest within rental expense              40          45        172         192         211         227         179
  Preference security dividend requirements of
    consolidated subsidiaries                           --          --         --          --          --          --          --
                                                 ---------   ---------  ---------   ---------   ---------   ---------   ---------
Fixed charges                                          440         874      2,317       4,021       4,772       4,779       4,481
                                                 =========   =========  =========   =========   =========   =========   =========

Ratio of earnings to fixed charges                    41.9         1.5        8.5         4.0        10.5         0.2         4.3

Earnings insufficient to cover fixed charges                                                                    3,903